Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meanings as terms defined and included elsewhere in the Current Report on Form 8-K (the “Report”) to which this Exhibit 99.2 relates and, if not defined in the Report, the Proxy Statement/Prospectus. Unless the context otherwise requires, all references in this Exhibit 99.2 to (i) “JAWS Spitfire” refer to JAWS Spitfire Acquisition Corporation, a Cayman Islands exempted company, prior to the Closing; (ii) “New Velo3D” refer to Velo3D, Inc., a Delaware corporation (f/k/a JAWS Spitfire Acquisition Corporation, a Cayman Islands exempted company), and its consolidated subsidiary following the Closing; (iii) “Velo3D” refer to Velo3D, Inc., a Delaware corporation, prior to the Closing; and (iv) “we,” “us,” and “our” or the “Company” refer to New Velo3D following the Closing and to Velo3D prior to the Closing.
The unaudited pro forma condensed combined financial statements of New Velo3D have been prepared in accordance with Article 11 of Regulation S-X, as amended, and presents the combination of the historical financial information of JAWS Spitfire and Velo3D adjusted to give effect to the consummation of the Domestication and the Merger contemplated by the Business Combination Agreement, the consummation of the PIPE Financing contemplated by the Subscription Agreements and the other related events contemplated by the Business Combination Agreement. The unaudited pro forma condensed combined financial information of New Velo3D also gives effect to other financing events consummated by Velo3D that are not yet reflected in the historical financial information of Velo3D and are considered material transactions separate from the transactions contemplated by the Business Combination Agreement. We collectively refer to these transactions below as the “Transactions.”
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical unaudited condensed consolidated balance sheet of JAWS Spitfire as of June 30, 2021 with the historical unaudited condensed balance sheet of Velo3D as of June 30, 2021 on a pro forma basis as if the Transactions and the other events, summarized below had been consummated on June 30, 2021.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical audited statement of operations of JAWS Spitfire from September 11, 2020 (date of inception) to December 31, 2020 with the historical audited statement of operations of Velo3D for the year ended December 31, 2020 on a pro forma basis as if the Transactions and the other related events, summarized below had been consummated on January 1, 2020, the beginning of the earliest period presented.
The unaudited pro forma condensed combined statement of operations for six months ended June 30, 2021 combines the historical unaudited condensed consolidated statement of operations of JAWS Spitfire for the six months ended June 30, 2021 with the historical unaudited condensed statement of operations of Velo3D for six months ended June 30, 2021, on a pro forma basis as if the Transactions and the other related events, summarized below had been consummated on January 1, 2020, the beginning of the earliest period presented.
The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in the Proxy Statement/Prospectus and incorporated herein by reference in the Report:
•the historical audited financial statements of JAWS Spitfire as of December 31, 2020 and for the period from September 11, 2020 (inception) to December 31, 2020, and the related notes, as restated;
•the historical unaudited condensed consolidated financial statements of JAWS Spitfire as of and for the six months ended June 30, 2021, and the related notes;
•the historical audited financial statements of Velo3D as of and for the year ended December 31, 2020, and the related notes, and the historical unaudited financial statements of Velo3D as of and for the six months ended June 30, 2021, and the related notes; and
•other information relating to JAWS Spitfire and Velo3D included in the Proxy Statement/Prospectus and incorporated by reference in the Report, including the Business Combination Agreement and the description of certain terms thereof set forth under the section entitled “Business Combination Proposal” beginning on page 86 of the Proxy Statement/Prospectus. The unaudited pro forma condensed combined financial information should also be read together with the sections entitled “JAWS Spitfire’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Velo3D’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” beginning on pages 196 and 214 of the Proxy Statement/Prospectus, respectively, and other financial information included elsewhere in the Proxy Statement/Prospectus and incorporated by reference in the Report.
Description of the Business Combination
Pursuant to the Business Combination Agreement, on the Closing Date, Merger Sub merged with and into Velo3D, with Velo3D surviving the Merger. Velo3D was renamed “Velo3D US, Inc.” and became a wholly owned subsidiary of New Velo3D, and New Velo3D was renamed “Velo3D, Inc.” Upon the consummation of the Transactions, all holders of issued and outstanding shares of Velo3D common stock received the Per Share Consideration, which is defined in the Business Combination Agreement as a number of shares of New Velo3D Common Stock equal to the quotient determined by dividing (a) the Adjusted Equity Value (as defined in the Business Combination Agreement) divided by (b) the Pre-Closing Aggregate Share Amount (as defined in the Business Combination Agreement). The Per Share Consideration is $8.15 per share based on the quotient determined by dividing (a) the Adjusted Equity Value of $1,500.0 million stipulated in the Business Combination Agreement plus $5.6 million from the proceeds from exercise of outstanding warrants and assumed proceeds from exercise of vested stock options by (b) the Pre-Closing Aggregate Share Amount of (defined in the Business Combination Agreement as the sum of the following shares of Velo3D common stock: 20,178,328 shares outstanding, 154,995,117 shares issued upon conversion of redeemable convertible preferred stock, and 9,576,215 shares of common stock from assumed conversion of vested stock options. The shares of Velo3D common stock were exchanged for shares of New Velo3D Common Stock at an exchange ratio of 0.8149 to 1 (the “Exchange Ratio”) at the Closing (calculated as $8.15 divided by $10.00). In addition, unaudited pro forma condensed combined financial information also gives effect to the following:
Velo3D
Events related to Velo3D are summarized below:
•the conversion of 124,681,205 issued and outstanding shares of Velo3D preferred stock into 154,995,117 shares of Velo3D common stock at the conversion rate as calculated pursuant to Velo3D’s restated certificate of incorporation, resulting, when combined with the 20,178,328 issued and outstanding shares of Velo3D common stock, in a total of 175,173,445 shares of Velo3D common stock outstanding;
•the exchange of 175,173,445 issued and outstanding shares of Velo3D common stock for 142,754,694 shares of New Velo3D Common Stock, adjusted using the Exchange Ratio;
•the exchange of 26,189,453 granted and outstanding Velo3D options into 21,342,660 New Velo3D options exercisable for shares of New Velo3D Common Stock with the same terms and vesting conditions except for the number of shares exercisable and the exercise price, each adjusted using the Exchange Ratio, based on the amount of outstanding Velo3D options on the Closing Date;
JAWS Spitfire
Events related to JAWS Spitfire are summarized below:
•the issued and outstanding Class A ordinary shares of JAWS Spitfire converting automatically, on a one-for-one basis, into 34,500,000 shares of New Velo3D Common Stock; the issued and outstanding Class B ordinary shares of JAWS Spitfire converting automatically by operation of law, on a one-for- one basis, into 8,625,000 shares of New Velo3D Common Stock;
•the redemption of 18,215,868 outstanding Class A ordinary shares of JAWS Spitfire for cash at a redemption price of $10.00 per share as of September 24, 2021, the final day of the redemption period;
•the issued and outstanding warrants representing the right to purchase New Velo3D Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the JAWS Spitfire warrant agreement; and

•the conversion of the 4,450,000 private placement warrants and 8,625,000 public warrants exercisable into Class A ordinary shares of JAWS Spitfire into an equal number of New Velo3D warrants for New Velo3D Common Stock with the same terms.
Other Related Events in Connection with the Transactions
Other related events that occurred or are contemplated to occur in connection with the Transactions are summarized below:
•the filing and effectiveness of our Certificate of Incorporation and the effectiveness of our Bylaws, each of which occurred immediately prior to the Effective Time and the closing of the PIPE Financing;
•the sale and issuance of 15,500,000 shares of New Velo3D Common Stock at a purchase price of
$10.00 per share for an aggregate purchase price of $155.0 million pursuant to the Subscription Agreements; and
•The Earnout Pre-Closing Velo3D Securityholders (as defined in the Business Combination Agreement as holders of Velo3D shares, Velo3D warrants, Velo3D convertible notes and Velo3D options immediately prior to the Closing Date) (“Eligible Velo3D Equityholders”) will be entitled to an earnout, pursuant to which they will receive (i) 10,879,074 shares of New Velo3D Common Stock if the shares of New Velo3D Common Stock trade at or above $12.50 for 20 or more trading days in any 30 trading- day period, and (ii) an additional 10,879,074 shares of New Velo3D Common Stock if the shares of New Velo3D Common Stock trade at or above $15.00 for 20 or more trading days in any 30 trading-day period (the “Triggering Events”). The earnout is subject to a five-year earnout period and early trigger upon certain change of control events.
During the earnout period, New Velo3D may issue to Earnout Pre-Closing Company Securityholders up to 21,758,149 shares of additional New Velo3D Common Stock (“Earnout Shares”), which amount is based on two tranches (as described above).
The issuance of the Earnout Shares would dilute all New Velo3D Common Stock outstanding at the time the Triggering Events are met. Each Triggering Event would represent approximately 5.6% and 5.3%, respectively, of shares outstanding after giving effect to the issuance of the Earnout Shares (excluding the dilutive effect of stock options). The dilution percentages are for illustrative purposes only, as the Earnout Shares are contingently issuable and not reflected in the pro forma financial information as outstanding shares. For more information, see the discussion that follows under “Basis of Pro Forma Presentation.”
Other Financing Events Included in Pro Forma Presentation
Other financing events consummated by Velo3D that are not yet reflected in the historical financial information of Velo3D and are considered material transactions separate from transactions contemplated in the Business Combination Agreement are summarized below:
Pro forma adjustment as of June 30, 2021 and for the year ended December 31, 2020 and the six months ended June 30, 2021, respectively:
•interest expense related to the May 2021 borrowing of $15.0 million in new debt by Velo3D, additional borrowing of new debt in July 2021 of $5.0 million and August 2021of $3.0 million by Velo3D for a total of $8.0 million, and repayment of the outstanding balances for both the term loan for $4.1 million, and the property and equipment loan of $0.5 million, with proceeds from the borrowing (with deferred financing cost of $0.7 million); and
•Conversion of the $5.0 million convertible promissory note issued in January 2021 into Series D redeemable convertible preferred stock immediately prior to the Closing resulting in a debt extinguishment loss of $50.6 million, as if it occurred on January 1, 2020 for the unaudited pro forma condensed combined statement of operations.

Accounting Treatment of the Transactions
The Transactions were accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, JAWS Spitfire was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New Velo3D will represent a continuation of the financial statements of Velo3D, with the Transactions being treated as the equivalent of Velo3D issuing stock for the net assets of JAWS Spitfire, accompanied by a recapitalization. The net assets of JAWS Spitfire will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of Velo3D in future reports of New Velo3D.
Velo3D has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances as of the Closing:
•Velo3D’s stockholders have a majority of the voting power of New Velo3D;
•the board of directors of New Velo3D initially have twelve members, and Velo3D has the ability to nominate the majority of the initial members of the board of directors;
•Velo3D’s senior management is the senior management of the New Velo3D and be responsible for day-to-day operations;
•New Velo3D has assumed the Velo3D name; and
•the intended strategy and operations of New Velo3D continue to be Velo3D’s strategy and operations to develop the next generation of AM printers.
Accounting for the Earnout Shares
The Business Combination closed on September 29, 2021, and will be reflected in New Velo3D’s interim financial statements for the period ended September 30, 2021. Our current assessment is described below.
Earnout Shares Issued to Equityholders
As the Business Combination is accounted for as a reverse recapitalization, the issuance of the Earnout Shares to Velo3D’s equityholders, on a pro rata ownership basis, will be accounted for as an equity distribution transaction (as a deemed dividend of a derivative contract). Prior to the contingency achievement, the Earnout Shares will be classified as a liability under the ASC Topic 815, Derivatives and Hedging, (“Topic 815”) because the Earnout Shares are not considered indexed to the Company’s own stock as a result of certain settlement provisions in the event of a change in control transaction.
The fair value of the Earnout Shares has been recorded in the unaudited pro forma condensed combined balance sheet. See Note 4 for further information. Topic 815 provides guidance that changes in the fair value of the Earnout Share liability in future periods will be recognized in the statement of operations.
Earnout Shares Issued to Holders of Employee Stock Options
The grant of Earnout Shares underlying stock options to employees is considered a compensatory award and accounted for under ASC 718, Share-Based Compensation. Under this guidance, the award is measured at fair value at the grant (or issue) date and expense is recognized over the requisite service period to be derived from the valuation models for the Earnout Shares.
The Earnout Shares for employees underlying the stock option are equity-classified so periodic compensation cost is measured based on the fair value of the award measured at the Closing of the Merger, recognized over the derived service period with a credit to additional paid-in-capital (“APIC”).

Accounting for the JAWS Spitfire Warrants
In response to the SEC public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) , JAWS Spitfire reevaluated the accounting treatment of its public warrants and private placement warrants and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. As a result, included on JAWS Spitfire’s balance sheet as of June 30, 2021 and December 31, 2020 contained elsewhere in the Proxy Statement/Prospectus and incorporated by reference in the Report are derivative liabilities related to our warrants.
Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of New Velo3D upon consummation of the Transactions. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.
The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Transactions and the other related events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New Velo3D following the completion of the Transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. JAWS Spitfire and Velo3D have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
Pursuant to the Articles of Association, JAWS Spitfire’s public shareholders were entitled to elect to redeem their public shares for cash even if they had approved the Transactions. As of September 24, 2021, the final day of the redemption period, public shareholders had redeemed 18,215,868 Class A ordinary shares of JAWS Spitfire for cash at the redemption price of $10.00 per share, based on funds held in the trust account for an aggregate payment of $182.2 million (the “Redemptions”).
The Business Combination Agreement provided that the obligation of Velo3D to consummate the transactions contemplated by the Business Combination Agreement was conditioned on, among other things, a requirement that the aggregate cash proceeds available in JAWS Spitfire’s trust account (after giving effect to the Redemptions) and the aggregate cash proceeds actually received by JAWS Spitfire in respect of the PIPE Financing, after deducting (a) JAWS Spitfire’s unpaid transaction expenses and (b) JAWS Spitfire’s unpaid liabilities (the resulting amount, the “Available JAWS Spitfire Cash”), was equal to or greater than $350,000,000 (the “Aggregate Transaction Proceeds”). As a result of the Redemptions, there was approximately $295.8 million of Available JAWS Spitfire Cash as of the Closing, which was approximately $54.2 million less than the Aggregate Transaction Proceeds. Prior to the Closing, Velo3D agreed to waive the failure to satisfy this Minimum Aggregate Transaction Proceeds condition (the “Waiver”).

The following summarizes the unaudited pro forma New Velo3D Common Stock issued and outstanding immediately after the Transactions, presented following the redemptions:

	Share Ownership in New Velo3D
	Pro Forma Combined
Velo3D Stockholders(1)(2)(3)(4)	142,754,694	77.9%
JAWS Spitfire public shareholders	16,284,132	8.9%
JAWS Spitfire Sponsor(5)	8,625,000	4.7%
Third-Party PIPE Investors	15,500,000	8.5%
	183,163,826	100.0%
__________________
(1)Includes shares of Velo3D common stock exchanged for 16,443,994 shares of New Velo3D Common Stock, and shares of Velo3D preferred stock exchanged for 126,310,700 shares of New Velo3D Common Stock.
(2)The 142,754,694 New Velo3D Common Stock exchanged above in footnote (1) includes 483,185 shares of New Velo3D Common Stock underlying New Velo3D warrants immediately prior to close, and 5,557,864 shares of New Velo3D Common Stock underlying New Velo3D convertible note immediately prior to close. The Velo3D warrants were exchanged for New Velo3D warrants which were then exercised immediately prior to close for New Velo3D Common Stock. The Velo3D convertible note was exchanged for Velo3D Series D redeemable convertible preferred stock which were then exchanged immediately prior to close for New Velo3D Common Stock.
(3)Excludes 7,803,978 shares of New Velo3D common stock underlying New Velo3D exercisable options after the close and 21,758,149 in total Earnout Shares as they are contingently issuable based upon Triggering Events that had not been achieved as of the Closing.
(4)Excludes 8,625,000 shares underlying New Velo3D warrants that were exchanged for JAWS Spitfire public warrants; the warrants are exercisable to purchase one share of New Velo3D Common Stock at a price of $11.50 per share.
(5)Excludes 4,450,000 shares underlying the private placement warrants beneficially held by the Sponsor; the warrants are exercisable to purchase one share of New Velo3D Common Stock at a price of $11.50 per share.
The unaudited pro forma condensed combined balance sheet and statement of operations are based on the assumption that there are no adjustments for the exercise of the outstanding public and private warrants issued in connection with the JAWS Spitfire IPO, as such securities are not exercisable until the 12 months from the closing of the JAWS Spitfire IPO.
If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different, and those changes could be material.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2021
(In thousands)

	June 30, 2021				June 30, 2021				As of June 30, 2021
	JAWS Spitfire Historical	JAWS Spitfire Pro Forma Adjustments		Total	Velo3D Historical	Velo3D Pro Forma Adjustments		Total	Merger Pro Forma Adjustments		Combined
				JAWS Spitfire Pro Forma				Velo3D Pro Forma			Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	$145	$345,010	(A)	$299,044	$11,948	$8,000	(E)	$19,948	$(17,513)	(M)	$296,829
		155,000	(B)						(4,650)	(N)
		(18,944)	(C)
		(182,167)	(O)
Accounts receivable, net	—	—		—	3,880	—		3,880	—		3,880
Inventories	—	—		—	8,588	—		8,588	—		8,588
Contract assets	—	—		—	160	—		160	—		160
Prepaid expenses and other current assets	375	—		375	2,555	—		2,555	—		2,930
Total current assets	520	298,899		299,419	27,131	8,000		35,131	(22,163)		312,387
Cash held in trust account	345,010	(345,010)	(A)	—	—			—	—		—
Property and equipment, net	—	—		—	1,219	—		1,219	—		1,219
Equipment on lease, net	—	—		—	7,595	—		7,595	—		7,595
Other assets	—	—		—	4,288	12,909	(D)	17,197	(12,909)	(M)	4,288
Total assets	345,530	(46,111)		299,419	40,233	20,909		61,142	(35,072)		325,489
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$—	$—		$—	$6,522	$17,513	(D)	$24,035	$(17,513)	(M)	$6,522
Accrued expenses and other current liabilities	3,135	(3,135)	(C)	—	3,289	—		3,289	—		3,289
Debt - current portion	—	—		—	6,070	4,430	(E)	10,500	—		10,500
Contract liabilities	—	—		—	11,892	—		11,892	—		11,892
Accrued offering costs	325	(325)	(C)	—	—	—		—	—		—
Promissory note - related party	—	—		—	—	—		—	—		—
Total current liabilities	3,460	(3,460)		—	27,773	21,943		49,716	(17,513)		32,203
Long-term liabilities
Deferred underwriting fee	12,075	(12,075)	(C)	—	—	—		—	—		—
Long- term debt - less current portion	—	—		—	12,813	3,570	(E)	16,383	—		16,383
Convertible notes payable	—	—		—	5,000	50,577	(H)	—	—		—
						(55,577)	(I)
Warrant liabilities	25,104	—		25,104	—	—		—	—		25,104
Other noncurrent liabilities	—	—		—	3,357	(1,922)	(F)	1,435	—		1,435
Earnout liability	—	—		—	—	—		—	96,547	(G)	96,547
Total liabilities	40,639	(15,535)		25,104	48,943	18,591		67,534	79,034		171,672
Commitments and contingencies
Redeemable convertible preferred stock	—			—	123,704	(123,704)	(J)	—	—		—
Redeemable Class A ordinary shares	299,891	(299,891)	(O)	—	—	—		—	—		—
Stockholders’ deficit:
Class A and B ordinary shares	1	(1)	(P)	—	—	—		—	—		—
Common stock at par	—	2	(B)	4	1	1	(J)	2	12	(L)	18
		1	(O)			—	(I)
		1	(P)
Additional paid-in capital	2,660	154,998	(B)	271,972	16,446	1,922	(F)	197,648	2,339	(K)	357,841
		117,723	(O)			123,703	(J)		(96,547)	(G)
		(3,409)	(C)			55,577	(I)		(12)	(L)
									(12,909)	(M)
									(4,650)	(N)
Accumulated deficit	2,339	—		2,339	(148,861)	(4,604)	(D)	(204,042)	(2,339)	(K)	(204,042)
						(50,577)	(H)
Total stockholders’ deficit	5,000	269,315		274,315	(132,414)	126,022		(6,392)	(114,106)		153,817
Total liabilities and stockholders’ deficit	$345,530	$(46,111)		$299,419	$40,233	$20,909		$61,142	$(35,072)		$325,489

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2020
(In thousands, except share and per share data)

	Year Ended December 31, 2020			Year Ended December 31, 2020				Year Ended December 31, 2020
	JAWS Spitfire Historical	JAWS Spitfire Pro Forma Adjustments	Total	Velo3D Historical	Velo3D Pro Forma Adjustments		Total	Merger Pro Forma Adjustments		Combined
			JAWS Spitfire Pro Forma				Velo3D Pro Forma			Pro Forma Combined Assuming No Redemption
Revenue	$—	$—	$—	$18,975	$—		$18,975	$—		$18,975
Cost of revenue	—	—	—	12,608	—		12,608	378	(AA)	12,986
Gross profit	—	—	—	6,367	—		6,367	(378)		5,989
Operating expenses
Research and development expenses	—	—	—	14,188	—		14,188	2,081	(AA)	16,269
Selling and marketing expenses	—	—	—	7,004	—		7,004	1,892	(AA)	8,896
General and Administrative expenses	1,768	—	1,768	6,382	—		6,382	3,216	(AA)	15,970
					—			4,604	(BB)
Total costs and expenses	1,768	—	1,768	27,574	—		27,574	11,793		41,135
Loss from operations	(1,768)	—	(1,768)	(21,207)	—		(21,207)	(12,171)		(35,146)
Interest expense	—	—	—	(639)	244	(CC)	(1,430)	—		(1,430)
					(1,035)	(CC)

Change in fair value warrant liability	—	—	—	—	—		—	—		—
Debt extinguishment gain (loss)								(50,577)	(DD)	(50,577)
Other (expense) income, net	—	—	—	39	—		39	—		39
Net loss before income taxes	(1,768)	—	(1,768)	(21,807)	(791)		(22,598)	(62,748)		(87,114)
Provision for income taxes	—	—	—	—	—		—	—		—
Net loss	(1,768)	—	(1,768)	(21,807)	(791)		(22,598)	(62,748)		(87,114)

Weights average common shares outstanding of New Velo3D, basic and diluted										182,917,863
Net loss per common share, basic and diluted										$(0.48)

Weighted average common shares outstanding of Velo3D, basic and diluted				19,232,455
Basic and diluted net loss per share				$(1.13)
Weighted average shares outstanding of JAWS Spitfire Class A redeemable ordinary shares	34,500,000
Basic and diluted net income per share, Class A	$—
Weighted average shares outstanding of JAWS Spitfire Class B redeemable ordinary shares	7,758,028
Basic and diluted net income per share, Class B	$(0.23)

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2021
(In thousands, except share and per share data)

	Six Months Ended June 30, 2021			Six Months Ended June 30, 2021				Six Months Ended June 30, 2021
	JAWS Spitfire Historical	JAWS Spitfire Pro Forma Adjustments	Total	Velo3D Historical	Velo3D Pro Forma Adjustments		Total	Merger Pro Forma Adjustments		Combined
			JAWS Spitfire Pro Forma				Velo3D Pro Forma			Pro Forma Combined Assuming No Redemption
Revenue	$—	$—	$—	$8,318	$—		$8,318	$—		$8,318
Cost of revenue	—	—	—	6,524	—		6,524	58	(EE)	6,582
Gross profit (loss)	—	—	—	1,794	—		1,794	(58)		1,736
Operating expenses
Research and development expenses	—	—	—	11,094	—		11,094	315	(EE)	11,409
Selling and marketing expenses	—	—	—	4,360	—		4,360	286	(EE)	4,646
General and administrative expenses	4,630	—	4,630	10,004	—		10,004	486	(EE)	15,120
Total costs and expenses	4,630	—	4,630	25,458	—		25,458	1,087		31,175
Loss from operations	(4,630)	—	(4,630)	(23,664)	—		(23,664)	(1,145)		(29,439)
Interest expense	—	—	—	(644)	91	(FF)	(1,071)	—		(1,071)
					(518)	(FF)
Change in fair value warrant liability	18,044	—	18,044	—			—	—		18,044
Other (expense) income, net	10	—	10	(1,778)	—		(1,778)	—		(1,768)
Income (Loss) before income taxes	13,424	—	13,424	(26,086)	(427)		(26,513)	(1,145)		(14,234)
Provision for income taxes	—	—	—	—	—		—	—		—
Net Income (Loss)	$13,424	$—	$13,424	$(26,086)	$(427)		$(26,513)	$(1,145)		$(14,234)

Weighted average number of shares outstanding of New Velo3D, basic and diluted										183,163,826
Net loss per common share, basic and diluted										$(0.08)
Weighted average common shares outstanding of Velo3D, basic and diluted				19,715,885
Basic and diluted net loss per share				$(1.32)
Weighted average shares outstanding of JAWS Spitfire Class A redeemable ordinary shares	34,500,000
Basic and diluted net income per share, Class A	$—
Weighted average shares outstanding of JAWS Spitfire Class B non-redeemable ordinary shares	8,625,000
Basic and diluted net income per share, Class B	$1.56

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.Basis of Presentation
The Transactions will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, JAWS Spitfire will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Transactions will be treated as the equivalent of Velo3D issuing stock for the net assets of JAWS Spitfire, accompanied by a recapitalization. The net assets of JAWS Spitfire will be stated at historical cost, with no goodwill or other intangible assets recorded.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021, assumes that the Transactions occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020, and for the six months ended June 30, 2021 gives pro forma effect to the Transactions as if the Transactions had been completed on January 1, 2020, the beginning of the earliest period presented.
The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in the Proxy Statement/Prospectus and incorporated by reference in the Report:
•JAWS Spitfire’s historical audited financial statements as of December 31, 2020, and for the period from September 11, 2020 (inception) through December 31, 2020, and the related notes, as restated;
•JAWS Spitfire’s historical unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2021, and the related notes;
•Velo3D’s historical audited financial statements as of December 31, 2020, and for the year ended December 31, 2020 and the related notes, and the historical unaudited financial statements of Velo3D as of and for the six months ended June 30, 2021, and the related notes; and;
•other information relating to JAWS Spitfire and Velo3D included in the Proxy Statement/Prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth under the section entitled “The Business Combination Proposal.”
The unaudited pro forma condensed combined financial information should also be read together with the sections entitled “JAWS Spitfire’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Velo3D’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in the Proxy Statement/Prospectus and incorporated by reference in the Report.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions.
The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. One-time direct and incremental transaction costs related to the new equity incurred concurrent with the Transactions are reflected in the unaudited pro forma consolidated balance sheet as a direct reduction to New Velo3D’s additional paid-in capital (“APIC”) and are assumed to be cash settled. One-time direct and incremental transactional costs related to the issuance of liability classified awards in connection with the Merger are expensed through general and administrative expenses.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New Velo3D. They should be read in conjunction with the historical financial statements and notes thereto of JAWS Spitfire and Velo3D.
2.Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions.
The unaudited pro forma combined condensed financial statements assume that the income tax consequences of the Transactions do not result in any pro forma adjustments due to the cumulative net loss position of the combined entity and do not necessarily reflect the amounts that would have resulted had New Velo3D filed consolidated income tax returns during the periods presented for the year ended December 31, 2020 and the six months ended June 30, 2021.
The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of JAWS Spitfire’s shares outstanding, assuming the Transactions occurred on January 1, 2020.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021, are as follows:
(A) Reflects the liquidation and reclassification of $345.0 million of investments held in the trust account to cash and cash equivalents that, after giving effect to the Redemptions, became available for general use by New Velo3D.
(B) Reflects the gross proceeds of $155.0 million from the issuance and sale of 15,500,000 shares of New Velo3D Common Stock at $10.00 per share pursuant to the Subscription Agreements in connection with the PIPE Financing. Refer to Adjustments (C), (M) and (N) for settlement of JAWS Spitfire’s deferred underwriting fees and the treatment of the associated direct and incremental transaction costs.
(C) Reflects the cash disbursement of $18.9 million to settle the deferred underwriters’ fees of $12.1 million due upon the Closing, which were originally incurred by JAWS Spitfire during its IPO, and unpaid JAWS Spitfire liabilities totaling $6.8 million of accrued expenses and other current liabilities of $3.1 million, accrued offering costs of $0.3 million, and additional closing costs subsequent to the period ended June 30, 2021 of $3.4 million.
(D) Represents direct and incremental transaction costs incurred by Velo3D related to the Transactions of $17.5 million for advisory, banking, printing, legal and accounting, of which $12.9 million have been charged as deferred issuance costs (other assets), and $4.6 million have been charged directly to general and administrative expense for the year ended December 31, 2020. The cash payment is reflected in Adjustment (M).
(E) Reflects the additional borrowing of $8.0 million in new debt by Velo3D ($5.0 million in July 2021 and $3.0 million in August 2021), of which $4.4 million was long-term debt — current portion and $3.6 million was long-term debt — less current portion.
(F) Represents the elimination of the preferred stock warrant liability due to the conversion of the Velo3D preferred stock warrants and common stock warrants into warrants to acquire shares of New Velo3D Common Stock. The warrant fair value adjustments and eliminations to the unaudited pro forma condensed combined statements of operations were not material.
(G) Reflects the fair value of $96.5 million of the Earnout Shares contingently issuable to the Eligible Velo3D Equityholders as of the Closing. The Eligible Velo3D Equityholders have been allowed to participate in the rights to contingently receive a pro rata portion of the Earnout Shares issuable upon achievement of the Triggering Events.

The fair values were determined using the most reliable information available. The actual fair values could change materially once the final valuation is determined. There are no future service requirements related to the Triggering Events for these Earnout Shares. The earnout awards are considered deemed dividends or compensation received in connection with the closing of the Merger. Refer to Note 4 for more information.
The Earnout Shares liability is calculated by multiplying the fair value of the Earnout Shares of $5.10 by the total number of Earnout Shares to be issued upon closing of 21,758,149 shares.
(H) Reflects an adjustment to the $5.0 million convertible promissory note to fair value the liability to $55.6 million. In September 2021, the convertible promissory note agreement was amended to reflect an automatic conversion to Velo3D Series D redeemable convertible preferred stock upon a change in control. The modification was accounted for as a debt extinguishment per ASC 470-50 Debt, as if it occurred on January 1, 2020 for the unaudited pro forma condensed combined statement of operations. Refer to Adjustment (I) for the conversion pro forma adjustment.
(I) Reflects the conversion of the $55.6 million fair value of the convertible promissory note into 6,820,022 Series D redeemable convertible preferred stock, as if it occurred on January 1, 2020 for the unaudited pro forma condensed combined statement of operations. The note conversion price of $0.74 per share and exchange ratio of 0.8149 resulted in a conversion of the Series D redeemable convertible preferred stock into 5,557,864 shares of New Velo3D Common Stock on a one-to-one basis immediately prior to the Closing, including adjustment of par value and APIC. The debt extinguishment of $50.6 million is reflected in Adjustment (DD).
(J) Reflects the conversion of 124,681,205 shares of Velo3D redeemable convertible preferred stock with a carrying value of $123.7 million into 154,995,117 shares of Velo3D common stock immediately prior to the Effective Time, including adjustment of par value and APIC. The New Velo3D Common Stock par value is reflected in Adjustment (L). The 124,681,205 shares of Velo3D redeemable convertible preferred stock includes 126,800 shares of Velo3D redeemable convertible preferred stock underlying Velo3D warrants immediately prior to close, and 6,820,020 shares of Velo3D redeemable convertible preferred stock underlying the Velo3D convertible note immediately prior to close.
(K) Reflects the elimination of JAWS Spitfire’s historical retained earnings (accumulated deficit) of $2.3 million with a corresponding adjustment to New Velo3D APIC in connection with the reverse recapitalization at the Closing.
(L) Represents the exchange of 142,754,694 newly issued shares of New Velo3D Common Stock to holders of 175,173,445 Velo3D common stock (comprising of 154,995,117 shares from the conversion of Velo3D preferred stock in Adjustment (J) and 20,178,328 shares of Velo3D common stock) at an exchange ratio of 0.8149 to 1 at the Closing pursuant to the Business Combination Agreement to effect the reverse recapitalization, including adjustment of par value and APIC. The 142,754,694 New Velo3D Common Stock includes 483,185 shares of New Velo3D Common Stock underlying New Velo3D warrants immediately prior to close, and 5,557,864 shares of New Velo3D Common Stock underlying New Velo3D convertible note immediately prior to close.
(M) Represents the payment of direct and incremental transaction costs incurred by Velo3D of $17.5 million for advisory, banking, printing, legal and accounting, referred to above in adjustment (D), of which $12.9 million has been charged directly against APIC as securities issuance costs, and $4.6 million has been charged directly to general and administrative expense for the year ended December 31, 2020, which is reflected in Adjustment (BB) in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020.
(N) Represents direct and incremental transaction costs incurred by JAWS Spitfire related to the Transactions of $4.7 million for advisory, banking, printing, legal and accounting in connection with the PIPE Financing which has been charged directly against APIC as securities issuance costs.
(O) Reflects the conversion of the $117.7 million carrying value ($299.9 million carrying value before redemptions of $182.2 million) of 16,284,132 JAWS Spitfire Class A ordinary shares into shares of New Velo3D Common Stock on a one-to-one basis upon the Domestication, including adjustment of par value and APIC. The cash disbursed of $182.2 million was for the redemption of 18,215,868 shares of JAWS Spitfire Class A ordinary shares in connection with the Transactions at the redemption price of $10.00 per share based on funds held in the trust account as of Closing.
(P) Reflects the conversion of 13,135,874 shares of JAWS Spitfire Class A (4,510,874) and Class B (8,625,000) ordinary shares into shares of New Velo3D Common Stock on a one-to-one basis upon the Domestication, including adjustment of par value.
Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations as if the Transactions had been consummated on January 1, 2020, the beginning of the earliest period presented, for the year ended December 31, 2020 are as follows:
(AA) Reflects the incremental stock-based compensation measured as of the Closing Date for the portion of the Earnout Shares issuable to holders of employee stock options who have a continuing employment requirement, and assuming no forfeitures. The earnout awards are considered compensation received in connection with the closing of the Merger. For further details, refer to Note 4.
(BB) Represents direct and incremental transaction costs incurred by Velo3D related to the Transactions of $4.6 million for advisory, banking, printing, legal and accounting, which has been charged directly to general and administrative expense for the year ended December 31, 2020.
(CC) Adjusts for interest expense related to the $15.0 million debt borrowed in May 2021, additional borrowing of new debt of $8.0 million ($5.0 million in July 2021 and $3.0 million in August 2021), and subsequent repayment of outstanding debt balances for both the term loan and the property and equipment loan, as if each had occurred as of January 1, 2020 and outstanding for the entire year. The July and August 2021 debt had variable interest rates of Prime plus 1.25% per annum. The interest rate effect of a 1/8% change in interest rates per SEC Regulation S-X, Article 11 is not material.
(DD) Reflects the debt extinguishment of the $5.0 million convertible promissory note. The debt extinguishment loss for the change in fair value of the modified note was $50.6 million and was recorded as if it occurred on January 1, 2020 for the unaudited pro forma condensed combined statement of operations. The convertible note agreement was amended in September 2021 to reflect an automatic conversion to Velo3D Series D redeemable convertible preferred stock upon a change in control and was accounted for as a debt extinguishment per ASC 470-50 Debt.
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations as if the Transactions had been consummated on January 1, 2020, the beginning of the earliest period presented, for the six months ended June 30, 2021 are as follows:
(EE) Reflects the incremental stock-based compensation measured as of the Closing Date for the portion of the Earnout Shares issuable to holders of employee stock options who have a continuing employment requirement, and assuming no forfeitures. The earnout awards are considered compensation received in connection with the closing of the Merger. For further details, refer to Note 4.
(FF) Adjusts for interest expense related to the $15.0 million debt borrowed in May 2021, additional borrowing of $8.0 million in new debt by Velo3D ($5.0 million in July 2021 and $3.0 million in August 2021), and subsequent repayment of outstanding debt balances for both the term loan and the property and equipment loan, as if each had occurred as of January 1, 2020 and were outstanding for the entire year. The July and August 2021 debt had variable interest rates of Prime plus 1.25% per annum. The interest rate effect of a 1/8% change in interest rates per SEC Regulation S-X, Article 11 is not material.
3.Net Loss per Share
Represents net income (loss) per share calculated using the basic and diluted weighted average shares of common stock outstanding of New Velo3D as a result of the pro forma adjustments. As the Transactions are being reflected as if they had occurred on January 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire periods presented. The Class A ordinary shares redeemed by JAWS Spitfire public shareholders are eliminated as of January 1, 2020.
The unaudited pro forma condensed combined financial information for the computation of net income (loss) per share has been prepared for the six months ended June 30, 2021 and for the year ended December 31, 2020:

(In thousands, except share and per share data)	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Numerator:
Net loss	$(14,234)	$(87,114)
Denominator:
Velo3D Stockholders	142,754,694	142,508,731
JAWS Spitfire public shareholders	16,284,132	16,284,132
JAWS Spitfire Sponsor	8,625,000	8,625,000
Third Party PIPE Invasion	15,500,000	15,500,000
Weighted average shares outstanding - basic and diluted	183,163,826	182,917,863
Net loss per share - basic and diluted	$(0.08)	$(0.48)
Subsequent to the Closing for the six months ended June 30, 2021 and for the year ended December 31, 2020, the following outstanding shares of common stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods and scenarios presented because including them would have had an anti-dilutive effect: (1) warrants exercisable for shares of New Velo3D Common Stock (New Velo3D warrants are exercisable at $11.50 per share), and (2) shares of New Velo3D Common Stock subject to vested and unvested employee stock options. The Earnout Shares are contingently issuable based upon Triggering Events that had not yet been achieved as of the Closing.
4.New Velo3D Earnout Shares
The Earnout Shares to Eligible Velo3D Equityholders are expected to be accounted for as liability- classified instruments that are earned upon achieving the Triggering Event(s), which includes events that are not indexed to the common stock of New Velo3D. The Earnout Shares issuable to holders of employee stock options are expected to be accounted as stock-based compensation expense as they are subject to forfeiture based on the satisfaction of certain employment conditions.
The fair value of the Earnout Shares liability to Eligible Velo3D Equityholders was $96.5 million, and was recorded as Earnout liability and charged to APIC as a “deemed dividend” as of the Closing Date in the unaudited pro forma condensed combined balance sheet as of June 30, 2021. The fair value of the Earnout Shares issuable to holders of employee stock options was $14.4 million, assuming the continuing employment requirement was met, and assuming no forfeitures. The amount recorded as stock-based compensation expense in the unaudited pro forma condensed combined statements of operations was $1.1 million for the six months ended June 30, 2021 and $7.6 million for the year ended December 31, 2020 . The portion of the estimated fair value of the Earnout Shares associated with unvested stock options will be recognized as an expense as the future continuing employment requirement is met.
The fair values of the Earnout Shares were determined by using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the five-year Earnout Period determined using the most reliable information available. The preliminary fair values of the Earnout Shares are subject to change as additional information becomes available and additional analyses are performed. Such changes could be material once the final valuation is determined at the closing of the Transactions. Assumptions used in the preliminary valuation, which are subject to change, were as follows:
Current stock price — The current stock price was set at the deemed value of $10.00 per share for New Velo3D Common Stock.

Expected volatility — The volatility rate was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to our business corresponding to the expected term of the awards.
Risk-free interest rate — The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the expected five-year term of the earnout period.
Expected term — The expected term is the five years of the Earnout Period.
Expected dividend yield — The expected dividend yield is zero, as we have never declared or paid cash dividends and have no current plans to do so during the expected term.